As filed with the Securities and Exchange Commission on June 29, 2007
Registration No. 333-94141

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST–EFFECTIVE AMENDMENT NO. 1 TO
FORM S–8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
TELECOMUNICACIONES DE PUERTO RICO, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	660566178
(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification no.)
1515 Franklin D. Roosevelt Avenue
Guaynabo, Puerto Rico 00968
(Address of principal executive offices) (Zip code)
Employee Stock Ownership Plan
of
Telecomunicaciones de Puerto Rico, Inc.
(Full title of the plans)
Roberto Garcia, Esq.
1515 Franklin D. Roosevelt Avenue
Guaynabo, Puerto Rico 00968
(787) 792-5628
(Name, address and telephone number, including area code, of agent for service)
With copies to:
Michael Lefever, Esq.
Covington & Burling LLP
1201 Pennsylvania Ave, NW
Washington, DC 20004
(202) 662-6000

DEREGISTRATION OF SECURITIES
     Registration Statement No. 333-94141 on Form S-8 (the “Registration Statement”) covered shares of common stock, no par value per share (the “Common Stock”) of Telecomunicaciones de Puerto Rico, Inc., a Puerto Rico corporation (the “Registrant”), issuable by the Registrant pursuant to the Employee Stock Ownership Plan of Telecomunicaciones de Puerto Rico, Inc. (the “Plan”) and an indeterminate number of plan participation interests (the “Plan Interests”).
     The Plan was terminated effective May 14, 2007. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post effective amendments, any securities of the Registrant which remain unsold at the termination of the offering, the Registrant hereby removes from registration all shares of the Common Stock and all Plan Interests registered but not sold under the Registration Statement.
     In connection with the termination of the Plan, the Registrant is filing a Certification and Notice of Termination of Registration under Section 15(d) of the Securities Exchange Act of 1934 to terminate the reporting obligations of the Plan under the Exchange Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guaynabo, Puerto Rico, on this 29th day of June, 2007.

TELECOMUNICACIONES DE PUERTO RICO, INC.
/s/ Cristina M. Lambert
Name: Cristina M. Lambert
Title: Chief Executive Officer, President and Director

     Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated.

Date: June 20, 2007
/s/ Cristina M. Lambert Cristina M. Lambert
Chief Executive Officer, President and
Director

Date: June 20, 2007
/s/ Adail Ortiz Adail Ortiz
Vice President-Finance and Chief Financial
Officer

Date: June 28, 2007
/s/ Angel Vega Santiago Angel O Vega Santiago
Comptroller

Date: June 20, 2007
/s/ Daniel Hajj Daniel Hajj
Director

Date: June 28, 2007
/s/ Carlos Cardenas Carlos Cardenas
Director

Date: June 20, 2007
/s/ Alejandro Cantu-Jimenez Alejandro Cantu-Jimenez
Director

Date: June 20, 2007
/s/ Cristina M. Lambert Cristina M. Lambert
Director

Date: June 20, 2007
/s/ Roberto Garcia Roberto Garcia
Director